SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2005
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7573 (Commission File Number)	73-0618660 (I.R.S. Employer Identification No.)
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices, including zip code)
(281) 406-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Parker Drilling Company (the “Company”) has received a Tax Audit Act issued by the Ministry of Finance of Kazakhstan based on an audit of the Kazakhstan Branch of the Company’s subsidiary, Parker Drilling Company International Limited (“Parker International”). The Tax Audit Act has assessed taxes, penalties and interest against Parker International in the total amount of US$111.4 million, which includes an assessment of US$56.4 million for import VAT associated with imports of equipment into Kazakhstan in connection with the contractual drilling operations of Parker International and an assessment of US$54.3 million for income taxes based on a reimbursement of costs by Parker International’s client to modify barge Rig 257 for drilling in the Caspian Sea. Management believes that these assessments will not materially impair the financial condition of the Company for the reasons stated below.
     Substantially all of the VAT assessment is based on an interpretation of the Ministry of Finance that the recent resolutions of the Kazakhstan government eliminating the exemption of import VAT for operators and their contractors should be applied retroactively. This retroactive application is the subject of on-going discussions with the government and is not yet resolved. Regardless of the outcome of these discussions and any legal action which Parker International may undertake to challenge any retroactive application, the drilling contracts between Parker International and its client that are applicable during the periods relevant to the VAT assessment require the client to reimburse Parker International for any import VAT assessed on equipment imported into Kazakhstan in connection with drilling operations performed pursuant to said drilling contracts.
     With regard to the income tax assessed in connection with the reimbursement of costs to modify Rig 257, this matter was the subject of a previous assessment by the Ministry of State Revenues of Kazakhstan. Parker International appealed the assessment to the Supreme Court of Kazakhstan. The Supreme Court ruled in favor of Parker International on March 29, 2002. The Ministry of Finance requested a re-hearing which the Supreme Court of Kazakhstan denied in March 2003. The Ministry of Finance brought a subsequent action on this matter in the Supreme Court just prior to the expiration of the statute of limitation. The Supreme Court again ruled in favor of Parker International on April 12, 2005. All of the matters discussed above in this paragraph have previously been reported by the Company. The Company believes that the present income tax assessment is not based on any new evidence that was not available to the Ministry of Finance during the time of prior audits and court hearings; therefore, the Company believes that this income tax claim is barred by the statute of limitations.
     Special Note Regarding Forward-Looking Statements: This report contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, contained in this report are forward looking statements for purposes of these provisions, including the statements concerning the expected outcome of the Company’s dispute with the Ministry of Finance of Kazakhstan and the financial effect that such dispute will have on the Company. Although the Company believes that its expectations stated in this report are based on reasonable assumptions, the ultimate outcome of this dispute is not certain, and it is possible that the outcome could have an adverse effect on the Company’s financial performance. For a more detailed discussion of risk factors affecting the Company, please refer to the Company’s reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2004. Each forward-looking statement speaks only as of the date of this report, and the Company undertakes no obligation to publicly update or revise any forward- looking statement.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: October 17, 2005	By:	/s/ Ronald C. Potter
Ronald C. Potter
Vice President and General Counsel